Exhibit 99.1

The Beachbody Company (NYSE: BODI) Announces Amendments to its Term Loan

EL SEGUNDO, Calif.--(BUSINESS WIRE)-- The Beachbody Company, Inc. (NYSE: BODi) (“BODi” or the “Company”), a leading health and fitness company, today announced that it has amended certain financial covenants (and other terms) of its original $50 million term loan with Blue Torch Capital. The loan balance as of this date has been reduced to $25.5 million.

“To more effectively synchronize our loan agreement with our profitability and free cash flow targets, we concluded that it was more strategically aligned with our priorities to adjust the conditions of our revenue covenant with Blue Torch Capital. The modified terms decrease the quarterly revenue floor to $100 million per quarter until December 31, 2024, and then to $110 million per quarter for the subsequent periods. These revisions are possible because of our ability to generate positive free cash flow at a much lower revenue threshold," said Carl Daikeler, BODi's Co-Founder and CEO.

As part of the amendment, BODi is paying down $4 million in debt, reducing the outstanding balance to $25.5 million. The minimum liquidity covenant will be reduced by the same amount, from $22 million to $18 million.

“The cornerstone of our turnaround initiative is our updated business strategy, which focuses on expanding sales channels of our rich fitness content and nutritional supplements to optimize profitability and cash generation from our asset base. We have successfully reduced our revenue breakeven from over $900 million in 2022 to less than $500 million in 2024 through a comprehensive rearchitecting of the business. The Blue Torch team has been exceptional in acknowledging the progress we have made in executing our turnaround plan, demonstrating their support of our overall strategy by collaborating with us to modify the terms of our agreement," said Mark Goldston, BODi’s Executive Chairman.

About BODi and The Beachbody Company, Inc.

Originally known as Beachbody, BODi has been innovating structured step-by-step home fitness and nutrition programs for 25 years such as P90X, Insanity, and 21-Day Fix, plus the first premium superfood nutrition supplement, Shakeology. Since its inception in 1999 BODi has helped over 30 million customers pursue extraordinary life-changing results. The BODi community represents millions of people helping each other stay accountable to goals of healthy weight loss, improved strength and energy, and resilient mental and physical well-being. For more information, please visit TheBeachbodyCompany.com.

Ticker Symbol Changed to BODi

On March 4, 2024, the Company transitioned its stock ticker from "BODY" to "BODi" on the NYSE, in line with its rebrand from Beachbody to BODi. There were no changes made to the CUSIP or the stock's listing status on the NYSE.

Forward-Looking Statements

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results, our business strategy, our plans, and our objectives and future operations.

Exhibit 99.1

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully drive growth in our existing operations; our ability to successfully acquire and integrate new operations; our reliance on a few key products; our ability to manage costs with our existing and future operations; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; litigation; and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plan”, "expect", "will", "should," "could", "estimate", "anticipate," “becoming” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (“SEC”) filings, including those risks and uncertainties included in our Annual Report on Form 10-K filed with the SEC on March 11, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Investor Relations
IR@BODi.com